UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 30, 2019 (September 30, 2019)

Ennis, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Texas	1-5807	75-0256410
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2441 Presidential Pkwy. Midlothian, Texas		76065

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (972) 775-9801

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $2.50 per share	EBF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01.  Other Information

On September 30, 2019, Ennis, Inc. (NYSE: EBF) issued a press release announcing the departure of Mr. Dan Adkison, President & Chief Operating Officer of Wright Business Graphics LLC (an Ennis, Inc. subsidiary).  Mr. Adkison will be leaving the Company before the end of the calendar year to deal with some family medical issues.  Mr. Adkison will be transitioning his duties to others over the next several months and on a longer term basis could continue with Ennis in a consulting capacity.

Wright Business Graphics LLC has locations in Portland, Oregon, as well as facilities in Kent, Washington and Chino, California. The local management teams will continue in their current roles under the same reporting structure.

Item 9.01.  Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Ennis, Inc. press release dated September 30, 2019 announcing the departure of Mr. Dan Adkison, the President & Chief Operating Officer of Wright Business Graphics from the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ennis, Inc.

Date: September 30, 2019	By:	/s/ Richard L. Travis, Jr.
Richard L. Travis, Jr
Chief Financial Officer